Exhibit (l)

                                                     December 12, 2001




BlackRock California
Municipal 2018 Term Trust
345 Park Avenue
New York, New York 10154

              Re: BlackRock California Municipal 2018 Term Trust
                  Registration Statement on Form N-2
                  ----------------------------------------------

Ladies and Gentlemen:

              We have acted as special counsel to BlackRock California Municipal 2018 Term Trust, a business trust formed under the Delaware Business Trust Act (the "Trust"), in connection with the public offering by the Trust of up to 2,221 shares of the Trust's Series M7 Auction Market Preferred Shares of Beneficial Interest, liquidation preference $25,000 per share (the "AMPS").

              This opinion is being furnished in accordance with the requirements of Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

              In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of Registration of the Trust as an investment company under the 1940 Act, on Form N-8A, dated September 18, 2001 as filed with the Securities and Exchange Commission (the "Commission") on September 18, 2001, (ii) the Registration Statement of the Trust on Form N-2 (File Nos. 333-73144 and 811-10499), as filed with the Commis sion on October 31, 2001 under the 1940 Act and November 9, 2001 under the 1933 Act, and as amended by Pre-Effective Amendment No. 1 on December 11, 2001 and Pre-Effective Amendment No. 2 on December 12, 2001 under the 1933 Act (such Registration Statement, as so amended and proposed to be amended, being hereinaf-

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BlackRock California
Municipal 2018 Term Trust
December 12, 2001
Page 2

ter referred to as the "Registration Statement"); (iii) the form of the Purchase Agreement (the "Purchase Agreement") proposed to be entered into between the Trust, as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc., as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement;
(iv) a specimen certificate representing the AMPS; (v) the Certificate of Trust and Amended and Restated Agreement and Declaration of Trust of the Trust, as amended to dated and currently in effect; (vi) the Statement of Preferences setting forth the rights, powers, terms and preferences of the AMPS; (vii) the By-Laws of the Trust, as currently in effect; (viii) certain resolutions of the Board of Trustees of the Trust relating to the issuance and sale of the AMPS and related matters and (ix) certain resolutions of the shareholders of the Trust relating to the Amended and Restated Declaration of Trust. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representa tives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

              In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submit ted to us as originals, the conformity to original documents of all documents submit ted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, its directors and officers, had or will have the power, corporate or other, to enter into and perform all obliga tions thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificate representing the AMPS will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the AMPS and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or

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BlackRock California
Municipal 2018 Term Trust
December 12, 2001
Page 3

verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

              Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Business Trust Act.

              Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Purchase Agreement has been duly executed and delivered; (iii) a certificate representing the AMPS in the form of the specimen certificate examined by us has been manually signed by an authorized officer of the transfer agent and registrar for the AMPS and registered by such transfer agent and registrar; and (iv) the AMPS have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the AMPS as contemplated by the Purchase Agreement, the issuance and sale of the AMPS will have been duly authorized, and the AMPS will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Amended and Restated Agreement and Declaration of Trust).

              We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regula tions of the Commission.

                                                  Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP